IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF MICHIGAN

DON DAVID PRICE, MARIA	Case No. 2:22-cv-11131-LJM
NYIRADI and PETER WAHLER,
Derivatively on Behalf of
BORGWARNER INC.,

Plaintiffs,
v.

ALEXIS P. MICHAS, DENNIS C.
CUNEO, MICHAEL S. HANLEY,
JOSEPH F. FADOOL, BRADY D.
ERICSON, AND FREDERIC B.
LISSALDE

Defendants,
-and-

BORGWARNER INC., a Delaware
Corporation,

Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

TO:

ALL OWNERS OF THE COMMON STOCK OF BORGWARNER INC. ("BORGWARNER" OR THE "COMPANY") CURRENTLY AND AS OF MAY 19, 2022 ("CURRENT BORGWARNER STOCKHOLDERS"):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A BORGWARNER SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Eastern District of Michigan (the "Court"), that a proposed settlement has been reached by the parties to the following shareholder derivative action brought on behalf and for the benefit of BorgWarner: Price, et al. v. Michas, et al., Case No. 2:22-cv-11131-LJM (E.D. Mich.) (the "Action").1

As explained below, a hearing will be held on September 23, 2022 at 3:30 p.m., before the Honorable Laurie J. Michelson, either remotely or in person, and if in person at the U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226 (the "Settlement Hearing"). You have an opportunity to be heard at the Settlement Hearing.

____________________

1   All capitalized terms herein have the same meanings as set forth Settling Parties' Stipulation of Settlement dated May 19, 2022 (the "Stipulation").

At the Settlement Hearing, the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226. The Stipulation is also available for viewing on the Investor Relations page of the website of BorgWarner at www.borgwarner.com/investors, and the websites of Stockholders' Counsel at https://www.ksfcounsel.com/settlements/borgwarner/ and https://robbinsllp.com/borgwarner-settlement. For a fee, all papers filed in the Action are available at www.pacer.gov.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of BorgWarner. The Settlement will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.  FACTUAL AND PROCEDURAL BACKGROUND

The Action is brought by Stockholders solely on behalf of and for the benefit of BorgWarner and against the Individual Defendants.

A. Factual Allegations

BorgWarner is an automotive parts manufacturer. Until the 1980s, BorgWarner manufactured brake pads and clutches alleged to contain asbestos. As a result of the allegations, BorgWarner or an affiliate has been named as a defendant in multiple asbestos-related cases with varying liability (the "Asbestos Liability"). BorgWarner had an obligation to accrue or disclose estimates of the costs of asbestos-related litigation in its filings with the U.S. Securities and Exchange Commission ("SEC").

Stockholders allege that certain of the Company's officers and directors breached their fiduciary duties by, among other things: (i) causing the Company to omit estimates of significant asbestos-related contingent liabilities from its filings with the SEC; and (ii) failing to implement adequate internal controls designed to identify and disclose such liabilities. Stockholders also allege violations of the securities laws in connection with BorgWarner's repurchase of $113 million in shares of its stock and that BorgWarner's stock price was artificially inflated as a result of the Company's failure to properly disclose the Asbestos Liability. Finally, Stockholders allege that Company insiders made illicit proceeds by selling certain shares of BorgWarner stock while in possession of inside information and while the Company's stock price was allegedly artificially inflated.

B. Proceedings in the Related Delaware Derivative Action

In December 2018, stockholders Nyiradi and Wahler each sent BorgWarner an inspection demand pursuant to 8 Del. C. §220, requesting the Company's internal books and records relating to the alleged wrongdoing. After reviewing the documents provided, Stockholders Nyiradi and Wahler filed a stockholder derivative action on behalf of BorgWarner, titled Nyiradi et al. v. Michas, et al., C.A. No. 20-1700-RGA (Del.) (the "Delaware Action," together with this Action, the "Derivative Actions"). Defendants moved to dismiss the Delaware Action, and Stockholders Nyiradi and Wahler subsequently voluntarily dismissed the Delaware Action without prejudice.

C. Litigation Demand, this Derivative Action, and Settlement Efforts

On January 4, 2021, Stockholder Price sent BorgWarner an inspection demand pursuant to 8 Del. C. §220, requesting the Company's internal books and records relating to the alleged wrongdoing. After negotiations, the Company produced over 7,500 pages of internal corporate documents. On June 9, 2021, Stockholder Price sent the Company a litigation demand, requesting that the Company investigate the alleged wrongdoing and take appropriate action ("Litigation Demand").

While Stockholder Price was engaged in discussions with the Company and its counsel regarding the pending Litigation Demand, the Settling Parties began discussing a potential settlement of all of the derivative claims.

On July 22, 2021, Stockholders sent the Company a joint settlement demand, which proposed a slate of corporate governance reforms designed to address the alleged wrongdoing. The Settling Parties thereafter engaged in extensive arm's-length negotiations regarding the corporate governance reforms, which included numerous phone calls and emails, and several settlement proposals and counterproposals.

After significant arm's-length negotiations, the Settling Parties reached agreement on the substantive terms of the proposed Settlement, which were memorialized in a Memorandum of Understanding ("MOU") dated January 20, 2022.

After signing the MOU, the Settling Parties commenced negotiations relating to the attorneys' fees and expenses to be paid to Stockholders' Counsel in recognition of the benefits to be conferred on the Company through the corporate governance reforms set forth in Exhibit A to the Stipulation ("Reforms"). After lengthy and adversarial negotiations, the Settling Parties agreed that Stockholders' Counsel would seek the agreed upon amount of $625,000 for attorneys' fees and expenses and Defendants would not oppose this application.

Thereafter, the Stockholders prepared to file the above-captioned Action, for purposes of obtaining the Court's approval of the Settlement.

II. STOCKHOLDERS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Stockholders believe that the claims asserted in the Litigation Demand and the Derivative Actions have substantial merit, and Stockholders' entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of those claims. However, Stockholders and Stockholders' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Stockholders' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Stockholders' Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Litigation Demand and Derivative Actions.

Stockholders' Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing BorgWarner's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) reviewing the Company's internal books and records obtained pursuant to 8 Del. Code §220; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (v) preparing a litigation demand; (vi) preparing and filing derivative complaint(s); (vii) conducting damages analyses; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the corporate governance reforms.

Based on Stockholders' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Stockholders' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon BorgWarner. Based upon Stockholders' Counsel's evaluation, Stockholders have determined that the Settlement is in the best interests of BorgWarner and have agreed to settle the Released Claims upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Litigation Demand and Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of BorgWarner and its stockholders, have meritorious defenses to Stockholders' claims, and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, among other things, the allegations that Stockholders, BorgWarner, or its stockholders have suffered damage, or that Stockholders, BorgWarner, or its stockholders were harmed by the conduct alleged in the Litigation Demand and Derivative Actions. The Individual Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in the lawsuit, and without admitting any wrongdoing or liability whatsoever.

IV. TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on the Investor Relations page of BorgWarner's website at www.borgwarner.com/investors and Stockholders' Counsel's websites at https://www.ksfcounsel.com/settlements/borgwarner/ and https://robbinsllp.com/borgwarner-settlement. The following is only a summary of its terms.

As consideration for the Settlement, BorgWarner has agreed to implement and maintain the Reforms. The Reforms shall be maintained by BorgWarner for a period of not less than four (4) years. The Company may amend or eliminate any one or more of the Reforms prior to the end of the four (4) year period if the Company's Board of Directors (the "Board") determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is not in the Company's best interest or conflicts with any provision of applicable law. If a Reform is eliminated or modified, the Board shall adopt a replacement provision, provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgment of a majority of the Board's independent directors, it is not reasonably possible to do so in a manner consistent with the law, the best interests of the Company, or otherwise.

The Reforms provide for, among other things:

●      Amendments to the Disclosure Committee Charter, which shall now provide that, among other things: (i) "Any changes to the Disclosure Committee's Charter must be approved by the Certifying Officers or their designee(s), which may be the Company's Policy Committee," (ii) "Additional committee members may be appointed and/or removed by the CEO and/or CFO (the "Certifying Officers") or their designee(s) at any time," (iii) "One member of the Disclosure Committee will be designated the Committee's Chairperson by the Certifying Officers. The Chairperson shall schedule and preside over meetings and ensure the timely preparation of agendas for meetings. Any interpretation of the Charter or the Disclosure Committee's procedures shall be made by the Disclosure Committee Chairperson," (iv) "The Chairperson or the Disclosure Committee may retain outside consultants or advisors, including independent auditors, and other personnel of the Company as appropriate," (v) "A designee of the Disclosure Committee will report at least quarterly to the Audit Committee of the Board or the Chair of the Audit Committee. Such reports shall include, among other things, any material updates regarding: (a) the Company's compliance with respect to reporting requirements and standards under the FASB ASC, GAAP, and Exchange Act; and (b) material changes, trends, and statistics of the actual and potential liabilities of the Company," (vi) the responsibilities of the Disclosure Committee will include: "Providing a sub-certification to the Certifying Officers before filing each SEC Periodic Report as to (i) the Disclosure Committee's compliance with the Company's Disclosure Policy and this Charter, and (ii) the Disclosure Committee's conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls," and (vii) the Disclosure Committee is also responsible for: "Ensuring the timely and accurate public disclosure of material information concerning, among other things: (i) the Company's compliance with respect to reporting requirements and standards under the FASB ASC, GAAP, and Exchange Act; and (ii) material changes, trends, and statistics of the actual and potential liabilities of the Company."

●     The adoption and memorialization in a job description that the responsibilities of the Chief Compliance Officer ("CCO"), which shall now include: (i) "managing and overseeing the Company's ethics and compliance program, and assisting the Governance Committee, Audit Committee and the Board in fulfilling their oversight duties regarding the Company's compliance with applicable laws and regulations," (ii) "overseeing employee training in risk assessment and compliance," (iii) "timely reporting material risks relating to compliance issues to the Governance Committee, the Audit Committee or the Chairs of those Committees and making written recommendations for further evaluation and/or remedial action within deadlines established by the Governance Committee or the Audit Committee," and (iv) "communicating with and informing the Audit Committee, Governance Committee or the Chairs of those Committees at least twice per year and the entire Board at least annually regarding the Company's ethics and compliance program, as well as progress toward meeting program goals, and where necessary recommending remedial action within the Committee and/or the Board's purview."

●     Enhancements to the Company's Employee Compliance Training, including that the Company shall mandate a Compliance Management Program to be headed by the CCO, and appropriate employee training shall be conducted at least annually.

●     Amendments to the Company's Insider Trading Policy, including that: (i) "The Insider Trading Policy will be disseminated annually to all applicable BWA employees (including non-employee directors)," (ii) "The CCO in conjunction with the General Counsel, will conduct a periodic review as necessary to ensure that the Insider Trading Policy is amended as necessary to remain up-to-date with insider trading laws and regulations," (iii) the prohibition on trading (or Blackout period) will begin no later than the fifteenth (15th) day of the last month of each quarter, (iv) the Company will adopt separate guidelines governing 10b5-1 plan administration which shall include, but not be limited to, requirements that "any proposed Rule 10b5-1 plan or any amendments made to an approved Rule 10b5-1 plan be: (a) approved by the General Counsel at least forty-five (45) days in advance of any trades thereunder; and (b) submitted to the CCO for review when no blackout period is in effect," (v) "The CCO shall maintain a record of all complaints, including, but not limited to: (i) substance of complaint; (ii) date of receipt of the complaint; (iii) actions taken to investigate the complaint and the dates on which such actions were taken; (iv) recommendations made in response to the complaint and the date such recommendations were made; and (v) outcome of the investigation into the complaint and the date such determination was made (collectively, the 'CCO's Log')," (vi) "The Company will not take any inappropriate retaliatory action against any BorgWarner employee with respect to good faith reporting of complaints relating to or arising out of the Policy," (vii) "Copies of complaints and the CCO's Log will be maintained for seven (7) years from the date made," and (viii) "The Insider Trading Policy shall continue to be published on the Investor Relations section of the Company's website," and "the Company will publish the most recent Insider Trading Policy within a reasonable time after any changes are adopted."

●     Enhancements to the Board's oversight over stock repurchases by the Company's implementation of a procedure for approving and overseeing stock repurchases, which shall include the following measures: (i) before authorizing any program to repurchase BorgWarner stock, the Board shall evaluate management's recommendation and determine independently whether such a repurchase program is in the best interests of the Company, and (ii) following authorization of a stock repurchase program, the Audit Committee shall quarterly evaluate the program to confirm that the program remains in the Company's best interest.

●     Enhancements to the Company's policies regarding director training and continuing education, which shall provide that on a periodic, but no less than annual, basis, continuing education is provided on relevant topics, which may include, for example, Cybersecurity, GAAP, revenue recognition, corporate governance principles and best practices, SOX, assessment of risk, compliance auditing, and reporting requirements for publicly-traded companies, at Board meetings.

This Notice provides a summary of the Reforms that BorgWarner has agreed to adopt as consideration for the Settlement. For a list of all of the Reforms, please see Exhibit A to the Stipulation.

As set forth in the Stipulation, BorgWarner acknowledges and agrees that the Litigation Demand, the Delaware Action, and the litigation and settlement efforts were substantial and material factors in the Company's decision to implement the Reforms for the agreed term. Additionally, BorgWarner's Board, including each of its independent, non-defendant directors, in a good faith exercise of business judgment, has determined that: (i) the Reforms confer a substantial benefit upon BorgWarner and its stockholders; and (ii) the Settlement, including the Fee and Expense Amount, is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders.

V. DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current BorgWarner Stockholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Judgment, approving the Settlement and dismissing with prejudice the Action, without awarding costs to any Settling Party, except as provided in the Stipulation; (iii) payment of the Fee and Expense Amount awarded by the Court; and (iv) the passing of the date upon which the Judgment becomes Final (the "Effective Date").

Upon the Effective Date, BorgWarner, Stockholders (acting on their own behalf and derivatively on behalf of BorgWarner), and each of the Current BorgWarner Stockholders (solely in their respective capacities as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Litigation Demand or Derivative Actions against the Released Persons.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Stockholders, Stockholders' Counsel, BorgWarner, and all of the Current BorgWarner Stockholders (solely in their respective capacities as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Litigation Demand or Derivative Actions or the Released Claims.

Nothing within these releases shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.

VI. STOCKHOLDERS' COUNSEL'S ATTORNEYS' FEES AND EXPENSES

After negotiating the substantive terms of the Settlement, the Settling Parties, acting by and through their respective counsel, separately negotiated the attorneys' fees and expenses the Individual Defendants would cause to be paid to Stockholders' Counsel based on the corporate governance benefits conferred upon BorgWarner by the Settlement. The Company will cause Stockholders' Counsel to be paid up to $625,000 in attorneys' fees and expenses, subject to approval by the Court (the "Fee and Expense Amount"). To date, Stockholders' Counsel has not received any payment for their services in conducting the Litigation Demand or Derivative Actions nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Settling Parties believe that the sum agreed to is within the range of attorneys' fees and expenses approved by courts under similar circumstances in litigation of this type. BorgWarner shareholders are not personally liable for the payment of any award of attorneys' fees and expenses.

The Settling Parties' agreement on the Fee and Expense Amount (i) was reached only after all other material terms of the Settlement were agreed and (ii) was reached following good-faith negotiations.

Stockholders' Counsel may apply to the Court for service awards of up to $5,000 for each of the Stockholders, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Stockholders' participation and effort in the prosecution of the Litigation Demand and Derivative Actions. Neither BorgWarner nor any of the Individual Defendants shall be liable for any portion of any service awards.

VII. THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Laurie J. Michelson, either remotely or in person, and if in person at the U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226 (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VIII. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current BorgWarner Stockholder may object and/or appear and show cause if he, she, or it has any reason why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Stockholders' Counsel, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Price, et al. v. Michas, et al. (E.D. Mich.) Case No. 2:22-cv-11131-LJM);

3. Proof that you beneficially owned BorgWarner stock as of the date of the execution of the Stipulation on May 19, 2022, and continue to hold such shares;

4. A statement of each of each objection being made;

5. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

6. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before September 9, 2022. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226, and serve such materials by that date, to each of the following Settling Parties' counsel:

Counsel for Stockholders:	Counsel for Defendants:

Melinda A. Nicholson	Jonathan Youngwood
KAHN SWICK & FOTI, LLC	SIMPSON THACHER
1100 Poydras Street, Suite 3200	& BARTLETT LLP
New Orleans, LA 70163	425 Lexington Avenue
melinda.nicholson@ksfcounsel.com	New York, NY 10017
jyoungwood@stblaw.com

Ashley R. Rifkin
ROBBINS LLP
5040 Shoreham Place
San Diego, CA 92122
arifkin@robbinsllp.com

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN SEPTEMBER 9, 2022. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any Current BorgWarner Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX. EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on BorgWarner's website at www.borgwarner.com/investors, and on Stockholders' Counsel's websites at https://www.ksfcounsel.com/settlements/borgwarner/ and https://robbinsllp.com/borgwarner-settlement. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226. Or you may call the Stockholders' Counsel listed above from Robbins LLP or Kahn Swick & Foti, LLC, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR
BORGWARNER REGARDING THIS NOTICE.

DATED: JUNE 22, 2022

BY ORDER OF THE COURT UNITED STATES
DISTRICT COURT OF THE EASTERN
DISTRICT OF MICHIGAN